Exhibit 21.1
LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2017)

Subsidiary	Jurisdiction	Assumed Names

U.S. Enitites
A&A Auto Parts Stores, Inc.	Pennsylvania
AeroVision Aircraft Services, LLC	Michigan
AeroVision Engine Services, LLC	Michigan
AeroVision International, LLC	Michigan
AIM Recycling Florida, LLC (50.01% stake)	Delaware	AIM Recycling West Palm; AIM Recycling Medley; AIM Recycling Davie
Akron Airport Properties, Inc.	Ohio
American Recycling International, Inc.	California	Pick A Part Auto Dismantling
A-Reliable Auto Parts & Wreckers, Inc.	Illinois	LKQ Self Service Auto Parts-Rockford; LKQ Heavy Duty Truck ARSCO; LKQ Heavy Duty Truck Core; LKQ Pick Your Part Rockford
Arrow Speed Acquisition LLC	Delaware
AutoTech Fund I L.P. ([6-14%] stake)	Delaware
AVI Sales and Leasing Services, LLC	Michigan
AVI Inventory Services, LLC	Michigan	AeroVision Component Services
DriverFx.com, Inc.	Delaware
Global Powertrain Systems, LLC	Delaware
Goodmark Motors, LLC (49.9% stake)	Delaware
Greenleaf Auto Recyclers, LLC	Delaware	Saturn Wheel Company; Heartland Aluminum; Profromance Powertrain; LKQ Heavy Duty Truck-Carolina; Potomac German Mid-Atlantic; Greenleaf Quality Recycled Auto Parts; LKQ West Florida; LKQ North Florida
KAIR IL, LLC	Illinois
KAO Logistics, Inc	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California	Transwheel, Coast to Coast International; LKQ of Cleveland; Keystone Automotive-San Francisco Bay Area; Chrome Enhancements
Keystone Automotive Operations, Inc.	Pennsylvania
Keystone Automotive Operations of Canada, Inc.	Delaware
KPGW Canadian Holdco, LLC	Delaware
Lakefront Capital Holdings, LLC	California
LKQ 1st Choice Auto Parts, LLC	Oklahoma
LKQ 250 Auto, Inc.	Ohio
LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars ‘n More; LKQ of Arizona
LKQ Apex Auto Parts, Inc.	Oklahoma	LKQ Self Service Auto Parts - Oklahoma City
LKQ Auto Parts of Central California, Inc.	California	LKQ Valley Truck Parts; LKQ Specialized Auto Parts; LKQ ACME Truck Parts; All Engine Distributing
LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee; LKQ Preferred
LKQ Auto Parts of North Texas, Inc.	Delaware
LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas; LKQ Self Service Auto Parts-Austin
LKQ Auto Parts of Utah, LLC	Utah

Subsidiary	Jurisdiction	Assumed Names
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store; LKQ Automotive Core Services; LKQ International Sales; LKQ of El Paso
LKQ Brad’s Auto & Truck Parts, Inc.	Oregon
LKQ Broadway Auto Parts, Inc.	New York	LKQ Buffalo; LKQ Self Service Auto Parts-Buffalo
LKQ Corporation	Delaware
LKQ Delaware LLP	Delaware
LKQ Foster Auto Parts Salem, Inc.	Oregon	Foster Auto Parts Salem
LKQ Foster Auto Parts Westside LLC	Oregon
LKQ Foster Auto Parts, Inc.	Oregon
LKQ U-Pull-It Auto Wrecking; U-Pull-It Auto Wrecking; LKQ Barger Auto Parts; LKQ KC Truck Parts-Inland Empire; LKQ KC Truck Parts-Western Washington; LKQ KC Truck Parts-Montana; LKQ Wholesale Truck Parts; LKQ of Eastern Idaho

LKQ Gorham Auto Parts Corp.	Maine
LKQ Great Lakes Corp.	Indiana	LKQ Star Auto Parts; LKQ Chicago; LKQ Self Service Auto Parts-Milwaukee
LKQ Heavy Truck-Texas Best Diesel, L.P.	Texas	LKQ Fleet Solutions
LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
LKQ Investments, Inc.	Delaware
LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California; LKQ of Las Vegas; LKQ Parts Outlet-Los Angeles
LKQ Metro, Inc.	Illinois
LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage; LKQ of Oklahoma City; LKQ of NW Arkansas; LKQ Heavy Duty Truck-Kansas; LKQ Four States
LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto; LKQ Auto Parts of Lincoln
LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
LKQ of Indiana, Inc.	Indiana	LKQ Self Service Auto Parts-South Bend; LKQ Kentuckiana
LKQ of Michigan, Inc.	Michigan
LKQ of Nevada, Inc.	Nevada
LKQ Northeast, Inc.	Delaware	LKQ Thruway Auto Parts; LKQ Venice Auto Parts; LKQ Triple Nickel Trucks
LKQ Online Corp.	Delaware
LKQ PGW Holdings, LLC	Delaware
LKQ Pick Your Part Southeast, LLC	Delaware	LKQ Self Service Auto Parts-Orlando; LKQ Pick Your Part
LKQ Receivables Finance Company, LLC	Delaware
LKQ Route 16 Used Auto Parts, Inc.	Massachusetts	Diversified Marketing Solutions; LKQ Pick Your Part; LKQ Car World Auto Parts
LKQ Self Service Auto Parts-Holland, Inc.	Michigan	LKQ Pick Your Part
LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan	LKQ Self Service Auto Parts-Grand Rapids; LKQ Pick Your Part
LKQ Self Service Auto Parts-Tulsa, Inc.	Oklahoma	LKQ Pick Your Part
LKQ Smart Parts, Inc.	Delaware	LKQ Viking Auto Salvage

Subsidiary	Jurisdiction	Assumed Names
LKQ Southeast, Inc.	Delaware
LKQ Fort Myers; LKQ Heavy Truck-Tampa; LKQ Pick Your Part; LKQ Gulf Coast; LKQ Plunks Truck Parts & Equipment - West Monroe; LKQ of Carolina; LKQ Richmond; LKQ East Carolina; LKQ Self Service East NC ; LKQ Self Service Auto Parts-Charlotte; LKQ Pick Your Part; LKQ Heavy Duty Truck Charlotte

LKQ Southwick LLC	Massachusetts
LKQ Taiwan Holding Company	Illinois
LKQ Tire & Recycling, Inc.	Delaware
LKQ Trading Company	Delaware
LKQ TriplettASAP, Inc.	Ohio	LKQ Heavy Truck-Goody's; LKQ Pittsburgh; LKQ Pick Your Part; Cockrell's Auto Parts
LKQ U-Pull-It Auto Damascus, Inc.	Oregon	LKQ U-Pull-It Damascus
LKQ U-Pull-It Tigard, Inc.	Oregon
LKQ West Michigan Auto Parts, Inc.	Michigan
MSN145056, LLC	Michigan
North American ATK Corporation	California
PGW Auto Glass, LLC	Delaware
Pick-Your-Part Auto Wrecking	California
LKQ Pick A Part-San Bernardino; LKQ Midnight Auto & Truck Recyclers; LKQ Pick A Part-Hesperia; LKQ Desert High Truck & Auto Recyclers; LKQ Pick A Part-Riverside; LKQ Hillside Truck & Auto Recyclers; LKQ Pick Your Part Chicago Heights

Potomac German Auto, Inc.	Maryland	LKQ Norfolk; LKQ Heavy Truck-Maryland
Pull-N-Save Auto Parts, LLC	Colorado	LKQ Pull-N-Save Auto Parts of Aurora LLC; LKQ of Colorado; LKQ Self Service Auto Parts-Denver; LKQ Western Truck Parts
Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California; LKQ Reno; LKQ Specialized Parts Planet; LKQ ACME Truck Parts; LKQ Auto Sales of Rancho Cordova
Rydell Motor Company, LLC (1% stake)	Iowa
Scrap Processors, LLC	Illinois
U-Pull-It, Inc.	Illinois	LKQ PickYour Part Blue Island
U-Pull-It, North, LLC	Illinois	LKQ Pick Your Part
Warn Industries, Inc.	Delaware

Subsidiary	Jurisdiction	Assumed Names

Foreign Entities
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
2015 Automaterialen B.V.	Netherlands
Abiussi BVBA	Belgium
Ageres B.V.	Netherlands
Alconed B.V. (subsidary of Intermotor B.V. JV)	Netherlands
Andrew Page 1917 Limited	England & Wales
AP Logistics Belgie NV	Belgium
AP Logistics B.V.	Netherlands
APS B.V.	Netherlands
APS Autobanden B.V. (50% stake)	Netherlands
Arleigh Group Limited	England & Wales
Arleigh International Limited	England & Wales
A.S.A.P. Supplies Limited	England & Wales
ATR GmbH (10% stake)	Germany
Atracco AB	Sweden
Atracco AS	Norway
Atracco Auto AB	Sweden
Atracco Group AB	Sweden
Autobedrijf DeJonghe en Co NV	Belgium
Auto Electra Naaldwijk B.V.	Netherlands
Autodistibution Polska sp.z.o.o.	Poland
Auto Kelly a.s.	Czech Republic
Auto Kelly Bulgaria EOOD	Bulgaria
Auto Kelly Slovakia s.r.o.	Slovakia
Automotive Data Services Limited	England & Wales
Auto-Onderdelen Centrale Middelburg B.V.	Netherlands
Autosport Willy SA	Belgium
Autostop Leuven NV	Belgium
Autoparts Prosec BV	Netherlands
Autoparts Prosec NV	Belgium
Auto Wessel B.V.	Netherlands
Auto Wessel Naarden B.V.	Netherlands
AVC Tyre Recycling Ltd. (33.33% stake)	England & Wales
Bertolotti S.p.A.	Italy
Bildemontering i Helsingborg AV	Sweden
Blue Moose Holdings Ltd.	England & Wales

Subsidiary	Jurisdiction	Assumed Names
B.S.F. Distribution SPRL	Belgium
BVG Hold SPRL	Belgium
Car Parts 4 Less Limited	England & Wales
Car Systems B.V.	Netherlands
Cartal Rijsbergen Automotive B.V.	Netherlands
Centrauto Pieces SPRL	Belgium
Centro Ricambi Rhiag S.r.l.	Italy
Commercial Parts UK Holdco Limited (25% stake)	England & Wales
Cruiser B.V.	Netherlands
DCM Tools NV	Belgium
De Bruyn Professional Coatings NV	Belgium
Digraph Transport Supplies Limited (subsidiary of Commercial Parts UK Holdco Limited JV)	England & Wales
Distribuidora Hermanos Copher Internacional, SA	Guatemala
ECP France SAS	France
ELIT CZ, Spol s.r.o.	Czech Republic
Elit Group Ltd.	Switzerland
ELIT PL sp.zo.o.	Poland
ELIT Slovakia s.r.o.	Slovakia
ELIT Ukraine LLC	Ukraine
Era S.p.A.	Italy
Euro Car Parts Ireland Limited	Ireland
Euro Car Parts Limited	England & Wales
Euro Car Parts Nordic AB	Sweden
Euro Car Parts (Northern Ireland) Limited	Northern Ireland
Euro Garage Solutions Ltd	England & Wales
Fastighetsaktiebolaget Pistolvagen 4	Sweden
GDR NV	Belgium
Harrems Tools B.V.	Netherlands
Harrems Tools N.V.	Belgium
Hartsant Crash Repair Bvba	Belgium
Havam Automotive B.V.	Netherlands
Heijl Automotive B.V.	Netherlands
Henrard SA	Belgium
Heuts Beheer B.V.	Netherlands
Heuts DHZ B.V.	Netherlands
Heuts Handel B.V.	Netherlands
Heuts Tilburg B.V.	Netherlands
HF Services B.V.	Netherlands
HF Services Bvba	Belgium
International Engines Ltd. (subsidary of Intermotor B.V. JV)	England & Wales

Subsidiary	Jurisdiction	Assumed Names
Intermotor B.V. (50% stake)	Netherlands
IPAR Industrial Partners B.V.	Netherlands
inSiamo Scarl (24.54% stake)	Italy
Karkraft (N.I.) Limited	Northern Ireland
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries ON, Inc.	Canada (Federal)
Keystone Automotive Operations (India) Pvt. Ltd.	India
Kuhne Nederland B.V.	Netherlands
Láng Kft.	Hungary
LKQ Canada Auto Parts Inc.	Canada (Federal)
LKQ Euro Limited	Ireland
LKQ Euro Limited	England & Wales
LKQ European Holdings B.V.	Netherlands
LKQ German Holdings GmbH	Germany
LKQ Italia S.r.l.	Italy
LKQ Italia Bondco S.p.A.	Italy
LKQ Jersey Finance 1 Ltd.	Jersey
LKQ Jersey Finance 2 Ltd.	Jersey
LKQ Netherlands B.V.	Netherlands
LKQ Ontario LP	Ontario
Marine Mart Limited	England & Wales
Markesdemo AB (2.85% stake)	Sweden
Mekonomen AB (26.5% stake)	Sweden
Messmer GmbH	Germany
Midland Chandlers Limited	England & Wales
Motorparts S.p.A.	Italy
MotorXchange S.A.R.L. (subsidary of Intermotor B.V. JV)	France
Nipparts B.V.	Netherlands
Nipparts Deutschland GmbH	Germany
Nova Leisure Limited	England & Wales
NPR Auto Trading Limited	Ireland
NTP/Stag Canada Inc.	Canada (Federal)
Nya Christianstads Billackering AB	Sweden
Obdo Forvaltning AB	Sweden
Orebro Bidemontering AB	Sweden
Ottomate BVBA	Belgium
Pala Holding, B.V.	Netherlands
PGW Auto Glass, ULC	Nova Scotia
Pika Autoteile GmbH	Germany

Subsidiary	Jurisdiction	Assumed Names
Primaparts Automaterialen B.V.	Netherlands
Prosec Carpartes BVBA	Belgium
PVG Hold BVBA	Belgium
Recopart AB	Sweden
Rhiag Engineering S.p.A.	Italy
Rhiag Group Ltd.	Switzerland
Rhiag-Inter Auto Parts Italia S.p.A.	Italy
Rhiag Services Slovakia s.r.o.	Slovakia
Rhino BidCo S.p.A.	Italy
Rijsbergen CarTAL Beheer B.V.	Netherlands
Rox Auto SA	Belgium
Sator Central Services B.V.	Netherlands
Sator Holding B.V.	Netherlands
S.C. ELIT Romania S.r.l.	Romania
Schaftenaar B.V.	Netherlands
Sergoyne Car-Parts BVBA	Belgium
Signalen AB	Sweden
SiM Impex d.o.o.	Bosnia and Herzegovina
Slager Automaterialen B.V.	Netherlands
Stiching Autofirst Nederland B.V. (66.67% stake)	Netherlands
Styl'Auto Pieces SAS	France
Thomassons.nu Grupp AB	Sweden
Tielman Automaterialen B.V.	Netherlands
Topocar SPRL	Belgium
Troms Bildelsenter AS	Norway
Upplands Bildemontering AB	Sweden
Van Heck & Co. B.V.	Netherlands
Van Heck Interpieces N.V.	Belgium
Van Heck Vastgoed B.V.	Netherlands
Vaxjo Lackcenter AB	Sweden
VEAM B.V.	Netherlands
VEGE Benelux B.V. (subsidary of Intermotor B.V. JV)	Netherlands
VEGECOM S.A.R.L. (subsidary of Intermotor B.V. JV)	Tunisia
Vége de Mexico S.A. de C.V.	Mexico
VEGE France S.a.S. (subsidary of Intermotor B.V. JV)	France
VEGE Italia S.r.l. (subsidary of Intermotor B.V. JV)	Italy
VEGE Moteurs S.A. (subsidary of Intermotor B.V. JV)	Tunisia
Vege-Motodis S.A. de C.V.	Mexico
VEGE-Motoren GmbH (subsidary of Intermotor B.V. JV)	Germany
Vege-Motoren Iberica S.L. (subsidary of Intermotor B.V. JV)	Spain

Subsidiary	Jurisdiction	Assumed Names
VEGE Motorer Norden AB (subsidary of Intermotor B.V. JV)	Sweden
Vhip Fr SAS	France
Widells Bilplat Eftr AB	Sweden
WJCM de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico